Exhibit 5.1

                                             September 29, 2025

Steel Newco Inc.
2 Sun Court, Suite 400
Peachtree Corners, Georgia 30092

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

I am Executive Vice President and General Counsel of Synovus Financial Corp., a Georgia corporation (“Synovus”).  My opinion has been requested in connection with the Registration Statement on Form S-4 (as amended, the “Registration Statement”) filed by Steel Newco Inc. (the “Company”), a newly formed Georgia company jointly owned by Synovus and Pinnacle Financial Partners, Inc., a Tennessee corporation (“Pinnacle”), with the Securities and Exchange Commission (the “Commission”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to (i) 154,889,100 shares (the “Common Shares”) of common stock, par value $1.00 per share, of the Company; (ii) 8,000,000 shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A, no par value, of the Company (the “Series A Preferred Stock”); (iii) 14,000,000 shares of Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B, no par value, of the Company (the “Series B Preferred Stock”); (iv) 225,000 shares of 6.75% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series C, no par value, of the Company (the “Series C Preferred Stock”, and together with the Series A Preferred Stock and the Series B Preferred Stock, the “Preferred Stock”); and (v) 9,000,000 depositary shares (evidenced by depositary receipts) each representing a 1/40th interest in a share of Series C Preferred Stock, in each case to be issued in connection with the mergers contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 24, 2025, by and among Synovus, Pinnacle and the Company, pursuant to which each of Synovus and Pinnacle will simultaneously merge with and into the Company (collectively, the “Merger”), with the Company continuing as the surviving entity.  This opinion is provided pursuant to the requirements of Item 21(a) of Form S-4 and Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with the opinion set forth herein, I, or others who report to me, have examined and relied on originals or copies, certified or otherwise, identified to our satisfaction, of such documents, corporate records, agreements, certificates, and other instruments and such matters of law, in each case, as we have deemed necessary or appropriate for the purposes of this opinion, including (i) the Registration Statement; (ii) the Merger Agreement; (iii) the form of the Company’s Amended and Restated Articles of Incorporation that is proposed to be adopted in connection with the Merger, including the Designations with respect to the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock; and (iv) the form of the Company’s Amended and Restated Bylaws that are proposed to be adopted in connection with the Merger, which collectively we refer to herein as the “Transaction Documents.”

September 29, 2025

I, or others who report to me, have also conducted such investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies and the legal capacity of all individuals executing such documents.  We have also assumed the valid authorization, execution and delivery of each of the Transaction Documents by each party thereto (other than the Company), and we have assumed that each such other party (in the case of parties which are not natural persons) has been duly organized and is validly existing and in good standing under its jurisdiction of organization, that each such other party has the legal capacity, power and authority to perform its obligations thereunder and that each of the Transaction Documents constitutes the valid and binding obligation of all such other parties, enforceable against them in accordance with its terms.

Furthermore, in rendering the opinion expressed herein, I, or others who report to me, have, without independent inquiry or investigation, assumed that (i) prior to the issuance of the Common Shares, the Registration Statement, as then amended, will have become effective under the Securities Act, and such effectiveness will not have been terminated or rescinded; (ii) the stockholders of Synovus and Pinnacle will have adopted the Merger Agreement in accordance with the Georgia Business Corporation Code (“GBCC”) and the Tennessee Business Corporation Act, respectively; (iii) the transactions contemplated by the Merger Agreement will have been consummated in accordance with the terms thereof; (iv) the Company’s Amended and Restated Articles of Incorporation, including the Designations with respect to the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, in substantially the form attached as Exhibit 3.1 to the Registration Statement, will be duly executed and thereafter be duly filed with the Georgia Secretary of State and have become effective in accordance with the GBCC; and (v) the Company’s Amended and Restated Bylaws, in substantially the form attached as Exhibit 3.2 to the Registration Statement, will become effective upon the effective time of the transactions contemplated by the Merger Agreement.

This opinion is limited to the laws of the State of Georgia, excluding local laws of the State of Georgia (i.e., the statutes and ordinances, the administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions of, or authorities or quasi-governmental bodies constituted under the laws of, the State of Georgia and judicial decisions to the extent they deal with any of the foregoing), and no opinion is expressed as to the effect of the laws of any other jurisdiction.

Based upon the foregoing and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that, when the form of the Company’s Amended and Restated Articles of Incorporation filed as an exhibit to the Registration Statement has been duly filed with the Georgia Secretary of State and become effective in accordance with the GBCC, (i) the Common Shares to be issued by the Company pursuant to and in the manner contemplated by the terms of the Merger Agreement will be, upon issuance, duly authorized and, when the Registration Statement has been declared effective by order of the Commission and the Common Shares have been issued and delivered in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, such Common Shares will be validly issued, fully paid and nonassessable; and (ii) the shares of Preferred Stock to be issued by the Company pursuant to and in the manner contemplated by the terms of the Merger Agreement will be, upon issuance, duly authorized and, when the Registration Statement has been declared effective by order of the Commission and such shares of Preferred Stock have been issued and delivered in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

September 29, 2025

The opinion set forth above is subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law), and (c) an implied covenant of good faith and fair dealing. I express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in the Transaction Documents or in any other agreement.

I hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading “Legal Matters” in the joint proxy statement/prospectus contained in the Registration Statement.  In giving this consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations thereunder.  This opinion speaks as of its date, and I undertake no (and hereby disclaim any) obligation to update this opinion.

Sincerely,

/s/ Allan E. Kamensky